BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

RON TOWNSHEND
June 27, 2006

This Notice of Articles was issued by the Registrar on: June 27, 2006 02:31 PM Pacific Time

Incorporation Number: **BC0666352**

Recognition Date: Incorporated on March 21, 2003

NOTICE OF ARTICLES

Name of Company:

PACIFIC GOLD ENTERTAINMENT INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1100 MELVILLE STREET
6TH FLOOR
VANCOUVER BC V6E 4A6
CANADA

Delivery Address:
1100 MELVILLE STREET
6TH FLOOR
VANCOUVER BC V6E 4A6
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1100 MELVILLE STREET
6TH FLOOR
VANCOUVER BC V6E 4A6
CANADA

Delivery Address:
1100 MELVILLE STREET
6TH FLOOR
VANCOUVER BC V6E 4A6
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
LOUDOUN, RONALD

Mailing Address:
SUITE 7, 534 CAMBIE STREET
VANCOUVER BC V6B 2N7
CANADA

Delivery Address:
SUITE 7, 534 CAMBIE STREET
VANCOUVER BC V6B 2N7
CANADA

PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE

1.	100,000,000	Common Shares	Without Par Value Without Special Rights or Restrictions attached